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                                                                  EXHIBIT 3.25.1

                            ARTICLES OF INCORPORATION
                                       OF
                           HISPANIC BROADCASTING, INC.

         WE, the undersigned, hereby associate together for the purpose of becoming a corporation under the laws of Florida, by and under the provisions of the Statutes of the State of Florida, providing for the formation, liabilities, rights, priveleges and immunities of corporations for profits.

                                    ARTICLE I

                           The name of this corporation shall be:

                           HISPANIC BROADCASTING, INC.

Its business shall be carried on at Dade County, Florida, and at such other points or places in the State of Florida and in the United States and foreign countries as may, from time to time, be authorized by the Board of Directors. Its principal office shall be at : 5370 Palm Avenue, Suite 5, Hialeah, FL 33012.

                                   ARTICLE II

         The general nature of the business of businesses to be transacted is as follows:

SECTION I: To engage in the business of broadcasting television in any manner permitted by the Federal Communications Commission and any manner applicable by law.

SECTION II: To engage in any business and to execute any or all the powers authorized and permitted by virtue of the Corporate Law of the State of Florida. This corporation shall have all the


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general powers, but no recitation, expression, or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive, but it is hereby expressly declared that all other lawful powers permitted to corporations for profit are hereby included.

                                   ARTICLE III

         The maximum number of shares of stock this corporation is authorized to have outstanding at any time shall be 500 shares at $1 par value.

                                   ARTICLE IV

         The minimum capital requirements of this corporation shall be that which is required by Florida law.

                                    ARTICLE V

         This corporation shall exist perpetually.

                                   ARTICLE VI

         The principal place of business of this corporation shall be located in Dade County, Florida, and it may have such other places of business, both within and without the State of Florida and in foreign countries, as may be necessary or convenient.

                                   ARTICLE VII

         The business of this corporation shall be conducted by a Board of Directors of not less than one (1) Director, the exact number of Directors to be fixed by the By-laws of this corporation.




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                                  ARTICLE VIII

         The names and post office addresses of the first board of Directors of this corporation who shall hold office until the organi- zation meeting of this corporation and until their successors are elected and have qualified are:

NAME                                         ADDRESS
----                                         -------
Carlos Lidsky                                2203 N.E. 203rd Terrace
                                             North Miami Beach, FL 33180

         The offices to be held by the above-named Directors as as follows:

NAME                                          ADDRESS
----                                          -------
Carlos Lidsky                                 President, Vice-President,
                                              Secretary and Treasurer

                                   ARTICLE IX

         The names and post office addresses of each subscriber of these Articles of Incorporation and a statement of the number of shares of stock which each agrees to take is as follows:

                                                           NO. OF
NAME              ADDRESS                   SHARES          VALUE
----              -------                   ------          -----

Carlos Lidsky      same as above              500            $1 par value

                                    ARTICLE X

         The street address of the initial registered office and initial resident office of this corporation shall be at 5370 Palm Avenue, Suite 5, Hialeah, Florida 33012, and the name of the initial registered agent and resident agent of this corporation at that address shall be Carlos Lidsky, Esquire.

                                   ARTICLE XI

         The provisions of this Charter, and each and every article


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and section hereof, and the By-Laws of this corporation shall be considered a part of every contract and transaction to which this corporation shall be a party. Every person, association, and/ or corporation dealing with this corporation is hereby charged with notice and knowledge of this corporation.

                  IT WITNESS WHEREOF, we have hereunto set our hands and seals this 2nd day of March, 1984.

                                                   -----------------------------
                                                   CARLOS LIDSKY

STATE OF FLORIDA)
                ) SS.
COUNTY OF DADE  )

         BEFORE ME, the undersigned authority, personally appeared CARLOS LIDSKY to me well known to be the person described in and who executed and subscribed to the foregoing Articles of Incorporation, and he acknowledged before me that he executed the same and subscribed to the same for the purposes therein expressed.

         WITNESS my hand and official seal at Coral Gables, said State and County, this 2nd day of March, 1984.

                                         ---------------------------------------
                                         NOTARY PUBLIC, State of Florida
                                         at Large

My Commission Expires:


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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS
WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

                  In pursuance of Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:

                  That HISPANIC BROADCASTING, INC., desiring to organize under the laws of the State of Florida with its principal office as indicated in the Articles of Incorporation at City of Hialeah, County of Dade, State of Florida, has named Carlos Lidsky, Esquire, located at 5370 Palm Avenue, Suite 5, Hialeah, Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:
                  Having been named to accept service of process for the above-stated corporation at place designated in this certificate, I hereby accept to act in this capacity and agree to comply with the provision of said Act relative to keeping open said office.

                                      By:
                                         ---------------------------------------
                                         CARLOS LIDSKY, ESQUIRE
                                         Registered Agent


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